                                                                     EXHIBIT 4.3


                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

                        CHINA MOBILE (HONG KONG) LIMITED

                        __% Convertible Note due _______

No. ____                                                     US$_______________

                  China Mobile (Hong Kong) Limited, a corporation duly organized and existing under the laws of the Hong Kong Special Administrative Region of the People's Republic of China (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________ or registered assigns, the principal sum of _____________ United States Dollars on _______, at the office or agency of the Company referred to below, and to pay interest thereon commencing ________, 2001 and semi-annually thereafter, on ________ and ________ in each year, at the rate of __% per annum accruing from ________, 2000 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _______ or _______ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such overdue interest, and (to the extent lawful) interest on such overdue interest at the rate borne by the Securities, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by transfer to an account maintained by the payee located in the United States.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  This Security is one of a duly authorized issue of securities of the Company designated as its __%Convertible Notes due _____ (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to US$________, which may be issued under an indenture (herein called the "Indenture") dated as of _______, 2000 between the Company and The Bank of New York as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                  This Security is redeemable at the option of the Company, as a whole but not in part, on any date at a Redemption Price equal to 100% of the principal amount plus any accrued and unpaid interest to the Redemption Date if the Company determines that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of Hong Kong or any political subdivision or taxing authority thereof or therein, or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution or amendment to, any treaty or treaties affecting taxation to which Hong Kong is a party, which change, execution or amendment becomes effective on or after the original issue date of the Securities, the Company has been or will be required to pay Additional Amounts with respect to the Securities as described under Section 1001 of the Indenture.

                  This Security is redeemable at the option of the Company, in whole but not in part, at any time on or after _______, at a Redemption Price equal to 100% of the principal amount plus any accrued and unpaid interest to the Redemption Date; provided, however, that no such redemption may be made unless the closing price per Ordinary Share on the Hong Kong Stock Exchange for each of the 30 consecutive Trading Days (translated into US dollars at the Prevailing Exchange Rate on such Trading Day), the last of which occurs not more than five days prior to the date on which notice of such redemption is given, is at least __% of the Conversion Price per Ordinary Share as adjusted through, and effective on, such notice date (translated into US dollars at the Fixed Exchange
Rate).

                  Notwithstanding the foregoing, the Company may redeem all of the Securities outstanding, including this Security, at a Redemption Price equal to 100% of the principal amount plus any accrued and unpaid interest to the Redemption Date if at anytime the aggregate principal amount of the Securities Outstanding is less than 5% of the aggregate principal amount of the Securities originally issued.

                  This Security, or a portion thereof equal to US$1,000 or any integral multiple thereof, is subject to repayment by the Company at the option of the Holder hereof upon the occurrence of certain Repayment Events described in Article Twelve of the Indenture (including events relating to change of control of the Company or delisting of the Ordinary shares or ADSs), at a Repayment Price equal to 100% of the principal amount, together with any accrued and unpaid interest to the Repayment Date. In order to be repaid at the option of the Holder, this Security, with the "Notice to Elect Repayment" form duly completed by the Holder hereof (or the Holder's attorney duly authorized in writing), must be received by the Company at its office or agency maintained for that purpose in the Borough of Manhattan, The City of New York, not later than the date specified by the Company in its notice of the Repayment Event in accordance with Section 1206 of the Indenture. Exercise of such option by the Holder of this Security shall be irrevocable unless waived by the Company.

                  In the case of any redemption or repayment of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date or Repayment Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date referred to on the face hereof, as provided in the Indenture. Securities (or portions thereof) for whose redemption or repayment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date or Repayment Date (as applicable).

                  This Security is convertible into Ordinary Shares of the Company at any time after 30 days from its original issuance and before the close of business on the third Business Day preceding _____, at the Conversion Price then in effect; provided, however, that, if this Security is called for redemption pursuant to Article Eleven of the Indenture, such conversion right shall terminate at the close of business on the third Business Day preceding the Redemption Date for this Security. A Holder may convert a portion of this Security equal to US$1,000 or any integral multiple thereof.

                  The number of Ordinary Shares issuable upon conversion of this Security (or a portion hereof equal to US$1,000 or any integral multiple thereof) shall be determined by dividing the principal amount (translated into Hong Kong dollars at the Fixed Exchange Rate specified in the Indenture) of this Security or portion hereof surrendered for conversion by the Conversion Price per Ordinary Share in effect on the Conversion Date. The initial Conversion Price is US$______per ADS, which is equivalent to HK$______ per Ordinary Share at the Fixed Exchange Rate (US$1.00 = HK$ ____), in each case, subject to adjustment for certain anti-dilution events as provided in Article Thirteen of the Indenture. The Ordinary Shares issuable upon conversion will be duly authorized, validly issued, fully paid and nonassessable and will rank equally with all other Ordinary Shares.

                  A Holder may elect to receive Ordinary Shares upon conversion in the form of ADSs. In such event, the Company agrees to, on behalf of such Holder, deliver to and deposit with the ADS depositary or its custodian, in accordance with the terms of the ADS Deposit Agreement, such number of Ordinary Shares the Holder would have received upon conversion had he not elected to receive such Ordinary Shares in the form of ADSs. Such Ordinary Shares will be registered in the name of the ADS depositary or its nominee. Subject to compliance with the terms of the ADS Deposit Agreement, including payment of the fees and expenses of the ADS depository by such Holder, the ADS depository will issue such number of ADSs representing the deposited Ordinary Shares to such Holder based on the applicable share-to-ADS ratio then in effect. For the avoidance of doubt, such number of ADSs can also be determined by dividing the principal amount of this Security or portions hereof surrendered for conversion by the Conversion Price per ADS in effect on the Conversion Date.

                  All calculation relating to redemption and conversion, including adjustment of the Conversion Price, will be made to the nearest 0.01 of an Ordinary Share or ADS or other property or the nearest cent. Fractions of Ordinary Shares will not be issued on conversion, and no cash adjustments will be made in respect of any such fraction. Similarly, under the ADS Deposit Agreement, fractions of ADSs will not be issuable upon conversion, and no cash adjustments will be made in respect of any such fraction.

                  To convert this Security, a Holder must (a) complete and manually sign the "Conversion Notice" form herein, including an election on whether to receive Ordinary Shares or ADSs upon conversion, and deliver such notice to the Conversion Agent, (b) surrender this Security to the Conversion Agent duly endorsed or assigned to the Company or in blank, (c) furnish appropriate endorsements and transfer documents (if any) required by the Registrar or the Conversion Agent, and (d) pay any required transfer or similar tax and make any other required payment. The date on which the Holder satisfies all of those requirements is the "Conversion Date."

                  As soon as practicable, and in any event not later than 14 days, after the Conversion Date (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), the Company will register the person or persons designated for the purpose in the Conversion Notice as holder(s) of the relevant number of Ordinary Shares in its share register and will cause its share registrar to mail (at the risk, and, if sent at the request of such person otherwise than by ordinary mail, at the expense, of the person to whom such certificate or certificates are sent) such certificate or certificates for such Ordinary Shares to the person or persons and at the place specified in the Conversion Notice. The person or persons specified for that purpose will become the holder of record of the number of Ordinary Shares issuable upon conversion with effect from the date he is or they are registered as such in the Company's share register (the "Registration Date"). The Indenture contains various provisions concerning circumstances where the record set for a dividend on the Ordinary Shares or an Adjustment Effective Date for the adjustment of the Conversion Price falls between the Conversion Date and the Registration Date.

                  No payment or adjustment will be made for accrued interest on this Security when delivered for conversion. If any Holder surrenders this Security for conversion after the close of business on the Record Date for the payment of an installment of interest and before the close of business on the related Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date shall be paid to the Holder of this Security on such Regular Record Date. In such event, unless this Security has been called for redemption, this Security, when surrendered for conversion, must be accompanied by delivery of a check or draft payable to the Company in an amount equal to the interest payable on such Interest Payment Date on the portion so converted. If such payment does not accompany this Security, this Security shall not be converted.

                  A conversion notice once given will be irrevocable and may not be withdrawn without the prior written consent of the Company. The Company or the Conversion Agent on its behalf may reject any incomplete or incorrect conversion notice.

All costs and expenses incurred by an incomplete or incorrect conversion notice will be for the account of the relevant Holder.

                  As conditions precedent to conversion, the Holder must pay to the Conversion Agent any taxes and capital, stamp, issue and registration duties arising on conversion, other than any taxes or capital or stamp duties payable in Hong Kong in respect of the allotment and issuance of the Ordinary Shares and listing of the Ordinary Shares upon conversion. In addition, the Holder will be required to pay any tax or duty relating to any disposal or any deemed disposal relating to conversion and transfer involved in the issue or delivery of the Ordinary Shares upon conversion in a name other than such Holder's. The Company will pay all other expenses arising on the issue, allotment and delivery of the Ordinary Shares issuable upon conversion.

                  In the event of conversion or repayment of this Security in part only, a new Security or Securities for the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                  If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Principal Security Register and the other Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in Hong Kong and The City of New York, respectively, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities are issuable only in fully registered form without coupons in denominations of US$1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  This Security is a global Security. Notwithstanding any other provisions in this Security, payment of the principal of and interest on this Security will be made by transfer of immediately available funds to a bank account in the Borough of Manhattan, The City of New York designated by the Holder hereof.

                  Upon the exchange, redemption, repayment or conversion of any portion of this global Security, the Security Registrar shall adjust the Security Register to reflect the reduction or increase, as the case may be, in the principal amount of this global Security by an amount equal to the aggregate principal amount of the Securities so exchanged, redeemed, repaid or converted, whereupon the principal amount hereof shall be reduced or increased, as the case may be, for all purposes by the amount so exchanged, redeemed, repaid or converted and noted.

                  This global Security or portion hereof may not be exchanged for definitive Securities except in the limited circumstances provided herein and in the Indenture. If at any time, (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor Depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (ii) the Company determines that the Securities shall no longer be represented by a global Security or Securities or (iii) any Event of Default shall have occurred and be continuing, then in such event the Company will execute and the Trustee will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                            CHINA MOBILE (HONG KONG) LIMITED



                                            By
                                               ---------------------------------
                                               Dated:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

                  This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

                                              THE BANK OF NEW YORK,
                                                    as Trustee



                                              By
                                                --------------------------------
                                                      Authorized Signatory

                        FORM OF NOTICE TO ELECT REPAYMENT

                  The undersigned registered Holder of the within Security hereby irrevocably requests and instructs the Company to repay this Security (or the portion thereof specified below), pursuant to Article Twelve of the Indenture referred to in this Security, on the "Repayment Date" specified in the Company's notice of occurrence of the Repayment Event, at a Repayment Price equal to 100% of the principal amount thereof, together with accrued interest to the Repayment Date, to the undersigned at:



                -------------------------------------------------
                     (Name and Address of the Undersigned.)


                  For this Notice to Elect Repayment to be effective, this Security with the Notice to Elect Repayment duly completed must be received, not later than the day that is 10 days prior to the Repayment Date, as specified in the Company's notice of occurrence of the Repayment Event, by the Company at its office or agency in the Borough of Manhattan, The City of New York.

                  If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be US$1,000 or an integral multiple thereof) which is to be repaid: US$__________.

                  If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount (US$1,000 or any integral multiple of US$1,000):
US$__________.

Dated:

                                           By:
                                               --------------------------------
                                               Signature of Registered Holder

                            FORM OF CONVERSION NOTICE

                  The undersigned registered Holder of the within Security hereby irrevocably exercises the option to convert this Security (or the portion thereof specified below) into Ordinary Shares of the Company and elects to receive such Ordinary Shares in the form of:

                  - Ordinary Shares, for the principal amount of the Security of US$ ___ (which shall be an integral multiple of the Conversion Price in effect on the Conversion Date), and/or

                  - ADSs, for the principal amount of the Security of US$ ___ (which shall be an integral multiple of the product of the Conversion Price and the share-to-ADS ratio in effect on the Conversion Date), pursuant to the terms of the Indenture referred to in this Security, and directs that Ordinary Shares or ADSs, as the case may be, issuable upon conversion and any Security representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been provided below:



              -----------------------------------------------------
               (Name, Address and Taxpayer Identification Number.)

                  If less than the entire principal amount of this Security is to be converted, specify the denomination(s) of the Security(ies) to be issued for the unconverted amount (US$1,000 or any integral multiple of US$1,000):
US$__________.

                  If Ordinary Shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith a certificate in proper form certifying that the applicable restrictions on transfer have been complied with.

                  The undersigned hereby acknowledges that fractions of Ordinary Shares or ADSs will not be issued on conversion and no cash adjustments will be made in respect of any such fraction. The undersigned hereby agrees that, promptly after request of the Company or Conversion Agent, it will furnish such proof in support of this certificate as the Company or Conversion Agent may request.

Dated:

                                      By:
                                          -------------------------------------
                                             Signature of Registered Holder



                                      By:
                                          -------------------------------------
                                             Signature Guaranty